Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2011 relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of Value Line Income and Growth Fund, Inc., which are also incorporated by reference into the Registration Statement, and our report dated June 28, 2011 relating to the financial statements and financial highlights which appear in the April 30, 2011 Annual Report to Shareholders of Value Line Convertible Fund, Inc. (collectively the "Funds"), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement and under the headings “Financial Highlights” in the Prospectuses and “Investment Advisory and Other Services” and “Financial Statements” in the Statements of Additional Information dated May 1, 2011 and September 1, 2011, as applicable, for each of the Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 26, 2011